Subsidiaries of the Registrant                        Exhibit 21
     ------------------------------                        ----------

      The following is a list of the Registrant's subsidiaries (all of which are 100% owned):

                                            State or Other Jurisdiction
                                                  Of Incorporation
                                            ---------------------------

      MATEC EFO Corp.                             Massachusetts
      Matec Fiberoptics, Inc.                     Massachusetts
      Matec International, Inc.                   Massachusetts
      Matec Microelectronics, Inc.                Massachusetts
      MEKontrol, Inc.                             Massachusetts
      MTCI, Inc.                                  Delaware
      Old BCT, Inc.                               New Jersey
      Old MAS, Inc.                               Delaware
      RSC Realty Corporation                      Delaware
      Valpey-Fisher Corporation                   Massachusetts



































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